WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in a real estate joint venture. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                       1,702,872
<SECURITIES>                                         0
<RECEIVABLES>                                    8,961
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              16,065,852<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  15,991,742<F2>
<TOTAL-LIABILITY-AND-EQUITY>                16,065,852<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               367,131(F4)
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                16,769<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                350,362
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            350,362
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   350,362
<EPS-BASIC>                                     1.82<F6>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivable, total assets include an investment in unconsolidated partnership of $14,354,019.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $74,110.
<F4>Total revenue includes equity in earnings of unconsolidated partnership of $327,085 and other revenue of $40,046.
<F5>Other expenses consist of general and administrative expenses.
<F6>Represent net income per Unit of limited partnership interest.

